PIONEER FUNDS

                                DISTRIBUTION PLAN

                                February 1, 2008

         WHEREAS, the Board of Trustees (the "Board") of certain of the open-end investment companies listed on Appendix B hereto have adopted separate distribution plans pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), for certain classes of shares (each a "Class") of each series of each such investment company; and

         WHEREAS, the Board desires to combine, amend and restate in their entirety all such distribution plans into this Distribution Plan (this "Plan"); and

         WHEREAS, the Board of each of the other open-end investment companies listed on Appendix B hereto desires to adopt this Plan with respect to certain of the Classes offered by certain of its series;

         NOW, THEREFORE, this Plan is amended and restated or adopted, as the case may be, in accordance with the Rule with respect to those Classes listed on Appendix A offered by the series (each a "Fund") of the investment companies (each a "Trust) listed on Appendix B hereto, as each such Appendix may be amended from time to time, to be effective as of the date set forth above or, if later, the date indicated on Appendix B, subject to the following terms and conditions:

Section 1.  Annual Fee.

         For each Class, a Fund may pay to one or more principal underwriters, broker-dealers, financial intermediaries (which may include banks) and other parties that enter into a distribution, underwriting, selling or service agreement with respect to shares of such Class (each of the foregoing, a "Servicing Party") distribution and/or service fees. The Fund, its principal underwriter (together with any co-underwriters and successors, "Underwriters") or other parties also may incur expenses in connection with the distribution or marketing and sale of the Fund's shares that may be paid or reimbursed by the Fund. The aggregate amount in respect of such fees and expenses to be paid by a Fund pursuant to this Section 1 with respect to any Class shall be the amount calculated at the percentage per annum of the average daily net assets attributable to such Class as set forth in Appendix A hereto. The fees described above will be calculated daily and paid monthly or at such other intervals as the Board of each Trust may determine.

         Payments under this Plan are not tied exclusively to actual distribution and/or service fees and expenses incurred, and the payments under this Plan may exceed (or be less than) actual fees and expenses incurred. A Servicing Party may retain any fees hereunder that are in excess of its expenses incurred.

Section 2.  Other Payments by Manager, Fund, Etc.

         It is recognized that a Fund's investment manager ("Manager") or Underwriters, a Servicing Party or an affiliate of any of them may use its management or advisory fee revenues, past profits or its resources from other sources to make payments to a Servicing Party or any other entity with respect to expenses incurred in connection with the distribution or marketing and sales of the Fund's shares, including the activities referred to above. Notwithstanding any language to the contrary contained herein, to the extent that any payments made by the Fund to its Manager or any affiliate thereof, including payments made from such Manager's or affiliate's management or advisory fee or administrative fee or payments made for shareholder services, should be deemed to be indirect financing of any activity primarily intended to result in the sale of Fund shares within the context of the Rule, then such payments shall be deemed to be authorized by this Plan but shall not be subject to the limitations set forth in Section 1.

         It is further recognized that each Fund will enter into normal and customary custodial, transfer agency, shareholder servicing, recordkeeping and dividend disbursing agency and other service provider arrangements, and make separate payments under the terms and conditions of those arrangements. These arrangements shall not ordinarily be deemed pursuant to this Plan.

Section 3.  Sales Charges.

         It is understood that, as disclosed in each Fund's prospectus, an initial sales charge may be paid by investors who purchase Fund shares, and the Fund may pay to one or more Servicing Parties, or the Fund may permit such persons to retain, as the case may be, such sales charge as full or partial compensation for their services in connection with the sale of Fund shares. It is also understood that, as disclosed in each Fund's prospectus, the Fund or a Servicing Party may impose certain deferred sales charges in connection with the repurchase of Fund shares, and the Fund may pay to a Servicing Party, or the Fund may permit such persons to retain, as the case may be, all or any portion of such deferred sales charges.

Section 4.  Approval by Shareholders.

         Except as otherwise permitted by applicable law, and other than with respect to Classes of a Fund in existence as of the date first written above (as to which this Plan amends and restates the existing distribution plans), this Plan will not take effect, and no fee will be payable in accordance with Section 1 of this Plan, with respect to a Class of a Fund (other than a Class of a Fund in existence as of the date first written above) until this Plan has been approved by a vote of at least a majority of the outstanding voting securities of that Class. This Plan will be deemed to have been approved with respect to a Class of a Fund so long as a majority of the outstanding voting securities of that Class votes for the approval of this Plan, notwithstanding that (a) this Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) this Plan has not been approved by a majority of the outstanding voting securities of the Fund.

Section 5.  Approval by Trustees.

         Neither this Plan nor any related agreements will take effect, with respect to a Class of a Fund, until approved by a majority vote of both (a) the Board and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on this Plan and the related agreements.

Section 6.  Continuance of this Plan.

         The Plan will continue in effect with respect to each Class, provided that such continuance is specifically approved at least annually by the Board and by a majority of the Qualified Trustees in accordance with Section 5.

Section 7.  Termination.

         Subject to Section 8, the Plan may be terminated at any time with respect to a Class of a Fund (i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class or
(ii) by a majority vote of the Qualified Trustees. The Plan may remain in effect with respect to a Class even if this Plan has been terminated in accordance with this Section 7 with respect to any other Class of the same Fund.

Section 8.  Provisions relating to Class B Shares.

         With respect to Class B shares, the amount of compensation payable to Underwriters during any one year for distribution services shall equal, in the aggregate, 0.75% of the Trust's average daily net assets attributable to Class B shares for the year (the "Distribution Fee"). The Distribution Fee shall be allocated among Underwriters as provided in then current allocation procedures.

         Notwithstanding anything to the contrary set forth in this Plan or any underwriting agreement, the Distribution Fee shall not be terminated or modified (including a modification by change in the rules relating to the conversion of Class B shares into Class A shares of a Fund) with respect to Class B shares (or the assets of the Trust attributable to such Class B shares) either (x) issued prior to the date of any termination or modification or (y) attributable to Class B shares issued through one or a series of exchanges of shares of another investment company for which the principal underwriter of the Trust acts as principal underwriter which were initially issued prior to the date of such termination or modification or (z) issued as a dividend or distribution upon Class B shares issued or attributable to Class B shares initially issued prior to the date of any such termination or modification (the "Pre-Amendment Class B Shares") except:

         (i) to the extent required by a change in the 1940 Act, the Conduct Rules of the Financial Institutions Regulatory Authority ("FINRA") or an order of any court or governmental agency, in each case enacted, issued or promulgated after September 30, 1998,

         (ii) in connection with a "Complete Termination" of this Plan. For purposes of this Plan, a "Complete Termination" shall have occurred if:
         (x) this Plan and the distribution plan for Class B shares of any successor trust or fund or any trust or fund acquiring substantially all of the assets of the Trust (collectively, the "Affected Funds") is terminated with respect to all Class B shares of the Trust and each Affected Fund then outstanding or subsequently issued, (y) the payment by the Trust of distribution and/or service fees with respect to all Class B shares of the Trust and each Affected Fund is terminated and
         (z) neither the Trust nor any Affected Fund establishes concurrently with or subsequent to such termination of this Plan another class of shares which has substantially similar characteristics to the current Class B shares of the Trust, including the manner of payment and amount of contingent deferred sales charge paid directly or indirectly by the holders of such shares, or

         (iii) on a basis, determined by the Board, including a majority of the Qualified Trustees, acting in good faith, so long as from and after the effective date of such modification or termination: (x) none of (1) the Trust, (2) any Affected Fund or (3) the Manager or any other sponsor entity (or their affiliates) of the Trust or any Affected Fund pays, directly or indirectly, a fee, a trailer fee, or expense reimbursement to any person for the provision of personal and account maintenance services (as such terms is used in the Conduct Rules of FINRA) to the holders of Class B shares of the Trust or any Affected Fund (but the foregoing shall not prevent payments for transfer agency or subaccounting services), and (y) the termination or modification of the fees applies with equal effect to all Class B shares of the Trust and all Affected Funds from time to time, including at any time in the future.

         Each Underwriter shall be deemed to have performed all services required to be performed in order to be entitled to receive its allocable portion of the Distribution Fee, if any, payable with respect to Class B shares sold through such Underwriter upon the settlement date of the sale of such Class B shares or in the case of Class B shares issued through one or a series of exchanges of shares of another investment company for which the Underwriter acts as principal underwriter or issued as a dividend or distribution upon Class B shares, on the settlement date of the first sale on a commission basis of a Class B share from which such Class B share was derived. The Trust's obligation to pay each Underwriter its allocable portion of the Distribution Fees payable in respect of the Class B shares shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of such Underwriter. The foregoing provisions of this paragraph shall not limit the rights of the Trust to modify or terminate payments under this Plan as provided in this Section 8 with respect to Pre-Amendment Class B shares or Section 7 with respect to other Class B shares.

         The amount of compensation paid during any one year for personal and account maintenance services and expenses (the "Service Fee") shall be 0.25% of the Trust's average daily net assets attributable to Class B shares for such year. As partial consideration for personal services and/or account maintenance services provided by Underwriters to the Class B shares, Underwriters shall be entitled to be paid Services Fees payable under this paragraph with respect to Class B shares for which no dealer of record exists, where less than all consideration has been paid to a dealer of record or where qualification standards have not been met.

Section 9.  Amendments.

         The Plan may not be amended with respect to a Class of a Fund to increase materially the amount of the fees described in Section 1, unless the amendment is approved by a vote of holders of at least a majority of the outstanding voting securities of that Class. No material amendment to this Plan may be made unless approved by the Board and the Qualified Trustees in the manner described in Section 5.

Section 10.  Selection of Certain Board Members.

         While this Plan is in effect, the Trust will comply with paragraph (c) of the Rule.

Section 11.  Written Reports.

         In each year during which this Plan remains in effect with respect to any Class of a Fund, the proper officers of the Fund will prepare and furnish to the Board and the Board will review, at least quarterly, written reports complying with the requirements of the Rule, which set out the amounts expended under this Plan and the purposes for which those expenditures were made.

Section 12.  Preservation of Materials.

         The Trust will preserve copies of this Plan, any agreement relating to this Plan and any report made pursuant to Section 11 for a period of not less than six years (the first two years in an easily accessible place).

Section 13.  Meanings of Certain Terms.

         As used in this Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the meanings given to those terms under the 1940 Act, and references to the "1940 Act" shall include any rule, regulation or exemptive order of the Securities and Exchange Commission (the "Commission") thereunder and interpretive guidance with respect to the 1940 Act by the Commission or its staff.

Section 14.  Limitation of Liability.

         Notice is hereby given that this Plan has been adopted on behalf of each Fund by the Trustees in their capacity as Trustees of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

Section 15.  Severability.

         The provisions of this Plan are severable for each Fund and each Class covered by this Plan, and actions taken with respect to this Plan in conformity with the Rule may be taken separately for each Fund and Class.

Section 16.  Governing Law.

         This Plan shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, except to the extent required to be governed by the 1940 Act and the Rule.

Section 17.  Pledge by Underwriter.

         Notwithstanding anything to the contrary in this Plan or any underwriting agreement, each Underwriter may assign, sell or pledge (collectively, "Transfer") its rights to its portion of any fees payable to it hereunder. Upon receipt of notice of a Transfer, the Trust will pay to the assignee, purchaser or pledgee (each, a "Transferee"), as third party beneficiaries, such fees payable to the principal underwriter as provided in written instructions from the principal underwriter and the Transferee to the Trust. In the absence of any such written instructions, the Trust shall have no obligations to a Transferee.

                                   APPENDIX A
                                DISTRIBUTION PLAN


                                                        Applicable Percentage
             Class of each Fund                                Per Annum

                  Class A                                        0.25%
    (other than Class A of Pioneer Cash
   Reserves Fund, Pioneer Tax Free Money
 Market Fund and Pioneer Treasury Reserves
                   Fund)

                 Class A of                                      0.15%
  Pioneer Cash Reserves Fund, Pioneer Tax
Free Money Market Fund and Pioneer Treasury
               Reserves Fund

                  Class B                                        1.00%

                  Class C                                        1.00%

                  Class R                                        0.50%

                                   APPENDIX B
                                DISTRIBUTION PLAN

------------------------------------------------------- ------------------------------------------------------------
Trust                                                   Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Bond Fund                                       Pioneer Bond Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Emerging Markets Fund                           Pioneer Emerging Markets Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Equity Income Fund                              Pioneer Equity Income Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Equity Opportunity Fund                         Pioneer Equity Opportunity Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Europe Select Equity Fund                       Pioneer Europe Select Equity Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Fund                                            Pioneer Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Fundamental Growth Fund                         Pioneer Fundamental Growth Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer High Yield Fund                                 Pioneer High Yield Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Ibbotson Allocation Series                      Pioneer Ibbotson Aggressive Allocation Fund
                                                        Pioneer Ibbotson Conservative Allocation Fund
                                                        Pioneer Ibbotson Growth Allocation Fund
                                                        Pioneer Ibbotson Moderate Allocation Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Independence Fund                               Pioneer Independence Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer International Equity Fund                       Pioneer International Equity Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer International Value Fund                        Pioneer International Value Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Mid Cap Growth Fund                             Pioneer Mid Cap Growth Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Mid Cap Value Fund                              Pioneer Mid Cap Value Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Money Market Trust                              Pioneer Cash Reserves Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Protected Principal Trust                       Pioneer Protected Principal Plus Fund
                                                        Pioneer Protected Principal Plus Fund II
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Real Estate Shares                              Pioneer Real Estate Shares
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Research Fund                                   Pioneer Research Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Select Growth Fund                              Pioneer Select Growth Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Select Value Fund                               Pioneer Select Value Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Series Trust I                                  Pioneer Oak Ridge Large Cap Growth Fund
                                                        Pioneer Oak Ridge Small Cap Growth Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Series Trust II                                 Pioneer AmPac Growth Fund
                                                        Pioneer AMT-Free CA Municipal Fund
                                                        Pioneer AMT-Free Municipal Fund
                                                        Pioneer Growth Leaders Fund
                                                        Pioneer Growth Opportunities Fund
                                                        Pioneer Small and Mid Cap Growth Fund
                                                        Pioneer Tax Free Money Market Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Series Trust III                                Pioneer Cullen Value Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Series Trust IV                                 Pioneer Classic Balanced Fund
                                                        Pioneer Government Income Fund
                                                        Pioneer Treasury Reserves Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Series Trust V                                  Pioneer Global Select Equity Fund
                                                        Pioneer High Income Municipal Fund
                                                        Pioneer Oak Ridge All-Cap Growth Fund
                                                        Pioneer Select Research Growth Fund
                                                        Pioneer Select Research Value Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Series Trust VI                                 Pioneer Floating Rate Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Series Trust VII                                Pioneer Global High Yield Fund
                                                        Pioneer Global Diversified Equity Fund
                                                        Pioneer Global Aggregate Bond Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Short Term Income Fund                          Pioneer Short Term Income Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Small Cap Value Fund                            Pioneer Small Cap Value Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Strategic Income Fund                           Pioneer Strategic Income Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Tax Free Income Fund                            Pioneer Tax Free Income Fund
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
Pioneer Value Fund                                      Pioneer Value Fund
------------------------------------------------------- ------------------------------------------------------------

As of February 1, 2008